SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant (X)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

( ) Preliminary Proxy Statement	( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
( ) Definitive Proxy Statement
(X) Definitive Additional Materials
( ) Soliciting Material Under Rule 14a-12

VOYA SEPARATE PORTFOLIOS TRUST

(Name of Registrant as Specified in Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

(X)	No fee required.

( )	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

( )	Fee paid previously with preliminary materials:

( )	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Voya Investment Management

Voya Pricing Research

▪	Target Retirement Fund Suite

–	Voya is working on a fee restructuring project intended to reduce the overall fees and expenses of the Target Date Funds

–	As part of the proposal, the management fee will be higher, but the gross expenses of each of the Target Date Funds will decrease

–	In addition to the aforementioned changes, the Adviser is creating a new share class for each of the affiliated Underlying Funds

–	The Adviser has limited the expenses of a new class of the affiliated Underlying Funds to 0.00%. If shareholders approve the fee restructuring project, the Target Date Funds will invest in this new, less expensive share class.

▪	As a result, the acquired fund fees and expenses of the Target Date Funds are expected to decline in connection with the Fee Restructuring

–	We note all of the above is contingent on shareholder approval – meeting scheduled for May 8, 2018

For financial professional or qualified institutional investor use only. Not for inspection by, distribution or quotation to, the general public.

1